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                                                                    EXHIBIT 4.1


[Certificate Face]
[Logo]
COMBICHEM
NUMBER
CBC
SHARES
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
CUSIP  20009P  10   3
SEE REVERSE FOR CERTAIN DEFINITIONS
THIS CERTIFIES THAT
is the record holder of
FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, $.001 PAR
VALUE OF
CombiChem, Inc.
transferable on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned by the Transfer Agent and Registrar.
WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.
Dated:
[Faye H. Russell]
Secretary
[Corporate Seal]
[Vicente Anido, Jr.,]
President and Chief Executive Officer
COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER AND TRUST COMPANY
(New York, New York)
Transfer Agent and Registrar
By
Authorized Signature





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[Certificate Back]
CombiChem, Inc.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM - as tenants in common TEN ENT - as tenants by the entireties JT TEN - as joint tenants with the right of survivorship and not as tenants in common UNIF GIFT MIN ACT ___Custodian_____
(Cust) (Minor) under Uniform Gifts to Minors Act_________ (State) Additional abbreviations may also be used though not in the above list. For Value Received, _________________________hereby sell(s), assign(s), and transfer(s) unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE_________________________________________________________


PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE OF ASSIGNEE(S)______________________________________________________ of shares of capital stock represented by the within Certificate and do(es) hereby irrevocably constitute and appoint__________________________________________________Attorney,
to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises. Dated____________________________________________________________ NOTE: The
signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever. Signature must be guaranteed. Signature(s) Guaranteed By_______________________________________________________________ THE
SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKER, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad.15.